EXHIBIT 99.1

Oritani Financial Corp. Announces Increased Dividend and 2nd Quarter Results

TOWNSHIP OF WASHINGTON, N.J., Jan. 29, 2018 (GLOBE NEWSWIRE) -- Oritani Financial Corp. (the “Company” or “Oritani”) (NASDAQ:ORIT), the holding company for Oritani Bank (the “Bank”), reported net income of $4.0 million, or $0.09 per basic and diluted common share, for the three months ended December 31, 2017, and $16.0 million, or $0.36 per basic (and $0.35 diluted) common share, for the six months ended December 31, 2017.  Net income was $11.4 million, or $0.26 per basic and diluted common share, for the three months ended December 31, 2016, and $22.0 million, or $0.51 per basic (and $0.50 diluted) common share, for the six months ended December 31, 2016.  As detailed below, the “Tax Cuts and Jobs Act” that was signed into law on December 22, 2017 had a material impact on results for the 2017 periods and the estimated net impact of the charge to the December 31, 2017 period due to this legislation was $8.9 million.  Excluding the impact of this non-recurring charge, net income for the quarter ended December 31, 2017 was $12.9 million, or $0.29 per basic (and $0.28 diluted) common share.

The Company also reported that its Board of Directors voted to increase the Company’s regular quarterly dividend to shareholders by $0.075, to $0.25 per share.  A $0.25 quarterly cash dividend on the Company’s common stock has been declared.  The record date for the dividend will be February 9, 2018 and the payment date will be February 23, 2018.

“I am pleased to report that the Board’s confidence in our earnings stream has resulted in a decision to increase our dividend rate by over 40%,” said Kevin J. Lynch, the Company’s Chairman, President and CEO.  “We believe the impact of tax legislation will enhance our robust income and accordingly voted to increase our regular dividend.” Mr. Lynch continued: “Only a modest level of the loan growth we envisioned materialized this quarter.  The CRE market remains arduous as competition has impacted pricing and deal volume has slowed.  We will increase our efforts to get our loan growth back on track and I expect to realize positive results in this regard in the near future.”

Comparison of Operating Results for the Periods Ended December 31, 2017 and 2016

Net Income.  Net income decreased $7.4 million to $4.0 million for the quarter ended December 31, 2017, from $11.4 million for the corresponding 2016 quarter.  Net income decreased $6.0 million to $16.0 million for the six months ended December 31, 2017, from $22.0 million for the corresponding 2016 period.  Results in the 2017 period were impacted by the recently enacted Tax Cuts and Jobs Act (the “Act”).  While the Act will lower the Company’s future tax rate, it also required the Company to revalue its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates on these deferred amounts. The analysis resulted in an estimated one-time non-cash charge to the income statement of $10.2 million.  The Company reports earnings on a fiscal year basis and the decreased federal income tax rate prescribed by the Act will be recognized by the Company ratably over the course of its fiscal year ending June 30, 2018.  Consequently, the Company’s estimated effective tax rate for its fiscal year ending June 30, 2018 has decreased from 37.2% to 30.5%.  The Company’s estimated effective tax rate will be lower than its actual tax rate for the periods ended September 30, 2017 and December 31, 2017; and higher than its actual tax rate for the periods ended March 31, 2018 and June 30, 2018.  The Company’s estimated effective tax rate is expected to decrease further subsequent to the fiscal year ending June 30, 2018.  Applying the new estimated effective rate of 30.5% to the results for the September 30, 2017 quarterly period resulted in a $1.3 million reduction in estimated taxes for that period.  The $1.3 million reduction is being recognized in the December 31, 2017 quarterly period.  The net impact of the revaluation of the deferred tax amounts and the September period tax rate adjustment was $8.9 million.

Total Interest Income.  The components of interest income for the three months ended December 31, 2017 and 2016, changed as follows:

	Three Months Ended December 31,				Increase / (decrease)
	2017		2016			Average
	Income	Yield	Income	Yield	Income	Balance	Yield

	(Dollars in thousands)
Interest on loans	$35,891	4.05%	$33,135	4.06%	$2,756	$279,444	-0.01%
Dividends on FHLB stock	451	6.85%	417	5.05%	34	(6,701)	1.80%
Interest on securities AFS	457	2.11%	826	1.81%	(369)	(96,002)	0.30%
Interest on securities HTM	1,145	1.89%	871	1.83%	274	51,328	0.06%
Interest on federal funds sold
and short term investments	108	1.29%	2	0.64%	106	32,182	0.65%
Total interest income	$38,052	3.87%	$35,251	3.84%	$2,801	$260,251	0.03%

The Company’s primary strategic business objective remains the organic growth of multifamily and commercial real estate loans.  The average balance of the loan portfolio increased $279.4 million, or 8.6%, for the three months ended December 31, 2017 versus the comparable 2016 period.  While the Company has demonstrated an ability to execute its primary strategic business objective for an extended period of time, impediments have been encountered in fiscal 2018.  These impediments include a lower level of deal volume as well as competitor loan terms and pricing.  In addition, prepayments of the existing loan portfolio have continued at a high rate.  On a linked quarter basis (December 31, 2017 versus September 30, 2017), the average balance of the portfolio decreased at an annualized rate of 2.43%.  When measured using period end balances, the loan portfolio increased $24.3 million, an annualized growth rate of 2.73%.  Loan originations and purchases totaled $109.3 million and $52.8 million, respectively, for the three months ended December 31, 2017.  This compares to loan originations and purchases of $226.0 million and $39.3 million, respectively, for the comparable 2016 period.  Loan principal payments totaled $138.3 million and $91.7 million for the three months ended December 31, 2017 and 2016, respectively.  The Company has adjusted its loan pricing practices to attempt to increase loan origination volume.  However, this adjustment has not had a meaningful impact to date.  The Company will continue to adjust practices in order to return loan growth to historical levels.  In addition, the Company will continue to purchase loans opportunistically in order to offset a portion of the decreased loan origination volume.

The yield on the loan portfolio decreased 1 basis point for the quarter ended December 31, 2017 versus the comparable 2016 period.  The loan yield in both periods was impacted by prepayment penalties.  Prepayment penalties totaled $1.6 million for the quarter ended December 31, 2017 versus $1.2 million for the quarter ended December 31, 2016.  Prepayment penalties boosted annualized loan yield by 18 basis points in the 2017 period versus 15 basis points in the 2016 period.  On a linked quarter basis, the yield on the loan portfolio increased 3 basis points when prepayment penalties are considered.  Excluding prepayment penalties, the yield on the loan portfolio decreased 1 basis point.

The level of investment in FHLB stock is predicated by several factors and administered by FHLB.  The yield increased as their dividend rate increased.  The average balance of securities available for sale decreased $96.0 million for the three months ended December 31, 2017 versus the comparable 2016 period, while the average balance of securities held to maturity increased $51.3 million over the same period.  The Company has been classifying the majority of new purchases as held to maturity. These balances were also impacted by purchases and sales.  The Company maintained an atypical level of federal funds sold during the quarter ended December 31, 2017.  This occurred primarily due to a large influx of deposits and loan growth below expectations.  By period end, however, these funds had been utilized in operations and the level of federal funds sold was minimal.

The components of interest income for the six months ended December 31, 2017 and 2016, changed as follows:

	Six Months Ended Dec. 31,				Increase / (decrease)
	2017		2016			Average
	Income	Yield	Income	Yield	Income	Balance	Yield

	(Dollars in thousands)
Interest on loans	$71,728	4.04%	$65,108	4.06%	$6,620	$346,516	-0.02%
Dividends on FHLB stock	936	6.65%	874	5.28%	62	(4,940)	1.37%
Interest on securities AFS	953	2.10%	1,652	1.89%	(699)	(83,748)	0.21%
Interest on securities HTM	2,244	1.88%	1,674	1.85%	570	57,961	0.03%
Interest on federal funds sold
and short term investments	111	1.28%	3	0.58%	108	16,299	0.70%
Total interest income	$75,972	3.87%	$69,311	3.85%	$6,661	$332,088	0.02%

The explanations for changes described above for the three month period are also applicable to the six month period.  Loan originations and purchases for the six months ended December 31, 2017 totaled $256.8 million and $52.8 million, respectively.  Loan originations and purchases for the six months ended December 31, 2016 totaled $378.5 million and $65.8 million, respectively.  Prepayment penalties totaled $2.9 million for the six months ended December 31, 2017 and $1.8 million for the six months ended December 31, 2016.  Prepayment penalties boosted annualized loan yield by 17 basis points in the 2017 period versus 11 basis points in the 2016 period.

Total Interest Expense. The components of interest expense for the three months ended December 31, 2017 and 2016, changed as follows:

	Three Months Ended December 31,				Increase / (decrease)
	2017		2016			Average
	Expense	Cost	Expense	Cost	Expense	Balance	Cost

	(Dollars in thousands)
Savings deposits	$104	0.23%	$97	0.23%	$7	$8,903	-%
Money market	2,354	1.12%	1,895	1.03%	459	110,328	0.09%
Checking accounts	1,111	0.59%	728	0.44%	383	85,377	0.15%
Time deposits	4,219	1.42%	3,244	1.31%	975	196,660	0.11%
Total deposits	7,788	1.05%	5,964	0.93%	1,824	401,268	0.12%
Borrowings	2,656	2.07%	3,058	1.82%	(402)	(157,556)	0.25%
Total interest expense	$10,444	1.20%	$9,022	1.12%	$1,422	$243,712	0.08%

Strong deposit growth remains a strategic objective of the Company.  As detailed above, the average balance of deposits increased $401.3 million, or 15.7%, for the quarter ended December 31, 2017 versus the comparable 2016 period.  The growth for this period, excluding the impact of brokered deposits, was 10.1%.  The balance of deposits increased $81.2 million and $25.5 million when measured versus the average and period end balances for the quarter ended September 30, 2017, respectively.  The overall cost of deposits increased 12 basis points for the quarter ended December 31, 2017 versus the comparable 2016 period.  The increased cost of money market and checking accounts is primarily attributable to the costs of interest rate swaps that are being reflected as interest expense on these accounts.  The situation occurred as a result of balance sheet transactions executed during the quarters ended June 30, 2017, June 30, 2016 and December 31, 2015.  The restructures executed during the quarters ended June 30, 2016 and December 31, 2015 impacted the results for both the 2017 and 2016 periods detailed above.  The restructure executed during the quarter ended June 30, 2017 only impacted the results for the quarter ended December 31, 2017.  The balance sheet restructures are discussed in the Company’s Form 10-K for the annual periods ended June 30, 2017 and 2016.  The increase in the cost of time deposits is primarily due to the impact of market pressures.  On a linked quarter basis, the cost of deposits increased 3 basis points, also primarily due to the impact of market pressures.  Market pressures are expected to continue to increase the cost of deposits.

The average balance of borrowings decreased $157.6 million for the three months ended December 31, 2017 versus the comparable 2016 period, while the cost increased 25 basis points.  The increase in the average balance of deposits allowed the Company to reduce borrowings while still funding growth.  The cost of borrowings has been impacted by the increased cost of overnight and short term borrowings.  The cost of borrowings was also affected by the balance sheet restructures referenced above.  On a linked quarter basis, the average balance of borrowings decreased $79.2 million and the cost of borrowings increased 10 basis points.  The cost of overnight borrowings has increased as the federal discount rate has increased.  Despite the increased cost of such borrowings, they remain a lower cost of funding than longer term borrowings.  The Company significantly decreased its usage of overnight borrowings in the quarter ended December 31, 2017.  The average balance of such borrowings was $22.5 million for the quarter ended December 31, 2017 versus $94.9 million for the quarter ended September 30, 2017.  The decreased usage of such lower cost funds caused the overall cost of borrowings to increase in the December period.  In general, the Company has reduced its usage of borrowings in recent years.

The components of interest expense for the six months ended December 31, 2017 and 2016, changed as follows:

	Six Months Ended Dec. 31,				Increase / (decrease)
	2017		2016			Average
	Expense	Cost	Expense	Cost	Expense	Balance	Cost

	(Dollars in thousands)
Savings deposits	$205	0.23%	$194	0.23%	$11	$9,582	-%
Money market	4,736	1.12%	3,779	1.04%	957	125,550	0.08%
Checking accounts	2,083	0.57%	1,277	0.42%	806	124,763	0.15%
Time deposits	8,117	1.40%	6,453	1.31%	1,664	179,944	0.09%
Total deposits	15,141	1.04%	11,703	0.94%	3,438	439,839	0.10%
Borrowings	5,579	2.02%	6,079	1.81%	(500)	(119,319)	0.21%
Total interest expense	$20,720	1.19%	$17,782	1.13%	$2,938	$320,520	0.06%

The explanations for changes described above for the three month period regarding deposits and borrowings are also applicable to the six month period.

Net Interest Income Before Provision for Loan Losses. Net interest income increased by $1.4 million to $27.6 million for the three months ended December 31, 2017, from $26.2 million for the three months ended December 31, 2016.  Net interest income increased by $3.7 million to $55.3 million for the six months ended December 31, 2017, from $51.5 million for the six months ended December 31, 2016.  The Company’s net interest income, spread and margin over the period are detailed in the chart below.

	Net Interest		NII Before
	Income		Provision
	("NII")	Prepay	Excluding	Including Prepayment		Excluding Prepayment
	Before	Penalty	Prepay	Penalties		Penalties
Quarter Ended	Provision	Income	Penalties	Spread	Margin	Spread	Margin
	(Dollars in thousands)
December 31, 2017	$27,608	$1,638	$25,970	2.67%	2.81%	2.50%	2.64%
September 30, 2017	27,644	1,289	26,355	2.68%	2.82%	2.55%	2.68%
June 30, 2017	26,287	236	26,051	2.54%	2.68%	2.52%	2.66%
March 31, 2017	26,795	821	25,974	2.63%	2.75%	2.54%	2.67%
December 31, 2016	26,229	1,199	25,030	2.72%	2.86%	2.59%	2.73%

The Company’s spread and margin have been significantly impacted by prepayment penalties.  Due to this situation, the chart above details results with and without the impact of prepayment penalties.  Net interest income before provision for loan losses, excluding prepayment penalties, is a non-GAAP financial measure since it excludes a component (prepayment penalty income) of net interest income and therefore differs from the most directly comparable measure calculated in accordance with GAAP. The Company believes the presentation of this non-GAAP financial measure is useful because it provides information to assess the underlying performance of the loan portfolio since prepayment penalty income can be expected to change as interest rates change.  While prepayment penalty income is expected to continue, fluctuations in the level of prepayment income are also expected.  The level of prepayment income is generally expected to decrease as external interest rates increase since borrowers would have less of an incentive to refinance existing loans.  However, the time period when these events could occur may not align, and the specific behavior of borrowers is difficult to predict.  The level of loan prepayments and prepayment income has increased during fiscal 2018 despite a period of generally increasing interest rates.

The Company’s spread and margin have been under pressure due to several factors.  These factors were discussed in the Company’s Form 10-K for the annual period ended June 30, 2017, and in other prior public releases.  The Company has executed balance sheet restructures partially to counter some of the spread and margin compression.  The impact of the restructure executed in June, 2017 can be seen in the spread and margin expansion (excluding prepayment penalties) that was realized in the September 30, 2017 quarterly period.  However, spread and margin compression returned in the December, 2017 period.  Recent results were negatively impacted by the current costs to acquire and maintain deposits, the minimal expansion of the loan portfolio and the atypical level of federal funds sold (a low yielding asset).

The Company’s net interest income and net interest rate spread were both negatively impacted in all periods due to the reversal of accrued interest income on loans delinquent more than 90 days.  The total of such income reversed was $128,000 and $206,000 for the three and six months ended December 31, 2017, respectively, and $76,000 and $196,000 for the three and six months ended December 31, 2016, respectively.

Provision for Loan Losses.  The Company recorded no provision for loan losses for the three and six months ended December 31, 2017 and December 31, 2016.  A rollforward of the allowance for loan losses for the three and six months ended December 31, 2017 and 2016 is presented below:

	Three months ended		Six months ended
	Dec. 31,		Dec. 31,
	2017	2016	2017	2016

	(Dollars in thousands)
Balance at beginning of period	$30,402	$29,878	$30,272	$29,951
Provisions charged to operations	-	-	-	-
Recoveries of loans previously charged off	-	-	152	2
Loans charged off	-	1	22	76
Balance at end of period	$30,402	$29,877	$30,402	$29,877

Allowance for loan losses to total loans	0.84%	0.87%	0.84%	0.87%
Net charge-offs (annualized) to average
loans outstanding	-%	-%	-0.01%	0.01%

Delinquency and non performing asset information is provided below:

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
	(Dollars in thousands)
Delinquency Totals
30 - 59 days past due	$3,166	$987	$1,374	$1,266	$3,133
60 - 89 days past due	142	1,656	1,571	371	1,196
Nonaccrual	14,489	9,906	10,223	10,310	10,393
Total	$17,797	$12,549	$13,168	$11,947	$14,722

Non Performing Asset Totals
Nonaccrual loans, per above	$14,489	$9,906	$10,223	$10,310	$10,393
Real Estate Owned	-	-	140	140	266
Total	$14,489	$9,906	$10,363	$10,450	$10,659

Nonaccrual loans to total loans	0.40%	0.28%	0.28%	0.29%	0.30%
Delinquent loans to total loans	0.49%	0.35%	0.37%	0.33%	0.43%
Non performing assets to total assets	0.35%	0.24%	0.25%	0.25%	0.27%

Overall, delinquent loan and non performing asset totals continue to illustrate minimal credit issues at the Company.  However, during the quarter, the nonaccrual loan total increased $4.6 million and total delinquent loans increased $5.2 million.  The increase is primarily due to two 1-4 family properties which, combined, total $5.0 million.  The Company is pursuing legal remedies and does not see any significant exposure regarding these properties at this time.  In January, 2018, three nonaccrual loans, totaling $2.2 million, were foreclosed upon.  The foreclosed collateral for two of these loans, totaling $1.5 million, were sold at the Sheriff’s sale with the Company receiving the full amount due.  The property pertaining to the other foreclosed loan was transferred to Real Estate Owned in January, 2018.

Other Income.  Other income decreased $605,000 to $578,000 for the three months ended December 31, 2017, from $1.2 million for the three months ended December 31, 2016.   Net income from investments in real estate joint ventures decreased $260,000.  Income from this category decreased to zero for the three months ended December 31, 2017 as the Company has disposed of all such properties.  A loss of $324,000 was incurred on the sale of certain AFS investment securities.  The market value of the securities sold was less than their book value and the securities were sold prior to December 31, 2017 in order to realize the maximum tax benefit associated with the loss.

Other income decreased $920,000 to $1.5 million for the six months ended December 31, 2017 from $2.4 million for the six months ended December 31, 2016.  The six month period was also impacted by the items described above though the decrease on net income from investments in real estate joint ventures was greater in the six month period.

Other Expenses.  Other expenses decreased $890,000 to $10.2 million for the three months ended December 31, 2017, from $11.1 million for the three months ended December 31, 2016.  The decrease was primarily due compensation, payroll taxes and fringe benefits, which decreased $724,000 to $7.5 million for the three months ended December 31, 2017, from $8.2 million for the three months ended December 31, 2016.   The decrease was primarily due to decreased ESOP related expenses as well as decreased costs associated with non qualified benefit plans.  Both the 2017 and 2016 periods had elevated ESOP expense versus the other quarters in the related calendar year primarily due to the release of additional ESOP shares in the December quarters.  The release of additional shares is indirectly caused by the Company’s special dividend.  However, there were less additional ESOP shares released in the 2017 period.

Other expenses decreased $1.7 million to $19.7 million for the six months ended December 31, 2017, from $21.3 million for the six months ended December 31, 2016.  The six month period was also affected by the item described above for the three month period.  The decrease in compensation, payroll taxes and fringe benefits was more pronounced in the six month period.  The cost for the majority of the stock awards and stock options granted in conjunction with the Company’s 2011 Equity Plan fully amortized in August 2016.  The 2016 period included a portion of the amortization expense related to this plan while the 2017 period had significantly less expenses related to the amortization of this plan.

Income Tax Expense.  Income tax expense for the 2017 periods was significantly impacted by the Act.  See “Comparison of Operating Results, Net Income,” for more information.  Income tax expense for the three and six month periods ended December 31, 2017 was $14.0 million and $21.2 million, respectively.  Income tax expense for the three months ended December 31, 2016 was $5.0 million on pre-tax income of $16.4 million, resulting in an effective tax rate of 30.4%.   Income tax expense for the six months ended December 31, 2016, was $10.7 million, due to pre-tax income of $32.6 million, resulting in an effective tax rate of 32.6%.  The Company’s effective rate in the 2016 periods was positively affected by the vesting of stock awards and the exercise of nonqualified stock options and disqualified incentive stock options.

Comparison of Financial Condition at December 31, 2017 and June 30, 2017

Total Assets.  Total assets decreased $15.3 million to $4.12 billion at December 31, 2017, from $4.14 billion at June 30, 2017.  Asset growth is typically driven by loan growth.  As discussed below, loan balances decreased this quarter.  Total assets at December 31, 2017 were also negatively impacted by a security sale that occurred toward the end of the period, and the revaluation of the net deferred tax asset.

Cash and Cash Equivalents. Cash and cash equivalents (which include fed funds and short term investments) increased $5.4 million to $39.0 million at December 31, 2017, from $33.6 million at June 30, 2017.  While the balance of such funds fluctuated through the six month period, the period end balances were similar.

Net Loans.  Loans, net increased $19.5 million to $3.59 billion at December 31, 2017, from $3.57 billion at June 30, 2017.  As discussed in “Comparison of Operating Results, Total Interest Income,” loan growth has been below expectations and historical levels.

Securities available for sale.  Securities AFS decreased $45.0 million to $52.9 million at December 31, 2017, from $97.9 million at June 30, 2017.  The decrease is primarily due to the sale of $29.5 million that took place in December, 2017.  The securities sold were in a loss position and sold primarily to maximize the tax benefit associated with the loss.  Principal payments also contributed to the decrease.  No securities AFS were purchased in the period.

Securities held to maturity.  Securities HTM increased $11.6 million to $251.3 million at December 31, 2017, from $239.6 million at June 30, 2017.  The increase is primarily due to purchases of $34.1 million exceeding principal payments.

Federal Home Loan Bank of New York (“FHLB”) stock.  FHLB stock decreased $5.0 million to $27.5 million at December 31, 2017, from $32.5 million at June 30, 2017.  FHLB stock holdings are required depending on several factors, including the level of borrowings with the FHLB.  As FHLB borrowings decreased over the period, excess FHLB stock was redeemed.

Deposits.  Deposits increased $89.1 million to $2.95 billion at December 31, 2017, from $2.86 billion at June 30, 2017.  See “Comparison of Operating Results, Total Interest Expense” for discussion regarding deposit balances.

Borrowings.  Borrowings decreased $102.5 million to $539.5 million at December 31, 2017, from $642.1 million at June 30, 2017.  See “Comparison of Operating Results, Total Interest Expense” for discussion regarding borrowing amounts.

Stockholders’ Equity.  Stockholders’ equity decreased $11.7 million to $547.5 million at December 31, 2017, from $559.2 million at June 30, 2017.  The decrease was primarily due to dividends paid partially offset by net income and the release of treasury shares in conjunction with stock option exercises, as well as the release of ESOP shares.  The dividends paid include regular quarterly dividends of $0.175 per share paid on August 21, 2017 and November 20, 2017, as well as a special dividend of $0.45 per share paid on December 22, 2017.  Based on our December 31, 2017 closing price of $16.40 per share, the Company stock was trading at 138.7% of book value.

About the Company
Oritani Financial Corp. is the holding company for Oritani Bank, a New Jersey state chartered bank offering a full range of retail and commercial loan and deposit products.  Oritani Bank is dedicated to providing exceptional personal service to its individual and business customers.  The Bank currently operates its main office and 25 full service branches in the New Jersey Counties of Bergen, Hudson, Essex and Passaic.  For additional information about Oritani Bank, please visit www.oritani.com.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as  "may,"  "will,"  "believe,"  "expect," "estimate,"  "anticipate,"  "continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including those risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017 (as supplemented by our quarterly reports), and the following: those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.  The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information contact:
Kevin J. Lynch
Chairman, President and Chief Executive Officer
Oritani Financial Corp.
(201) 664-5400

Oritani Financial Corp. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	Dec. 31,	June 30,
Assets	2017	2017
	(unaudited)	(audited)
Cash on hand and in banks	$38,373	$33,252
Federal funds sold and short term investments	598	326
Cash and cash equivalents	38,971	33,578

Loans, net	3,586,243	3,566,703
Securities available for sale, at fair value	52,908	97,930
Securities held to maturity,
fair value of $247,376 and $237,204, respectively.	251,254	239,631
Bank Owned Life Insurance (at cash surrender value)	97,221	95,946
Federal Home Loan Bank of New York stock ("FHLB"), at cost	27,519	32,504
Accrued interest receivable	10,868	10,620
Real estate owned	—	140
Office properties and equipment, net	13,621	13,909
Deferred tax assets	26,764	37,693
Other assets	17,022	9,030
Total Assets	$4,122,391	$4,137,684

Liabilities
Deposits	$2,945,593	$2,856,478
Borrowings	539,516	642,059
Advance payments by borrowers for taxes and
insurance	22,389	23,496
Official checks outstanding	5,545	4,423
Other liabilities	61,803	52,005
Total liabilities	3,574,846	3,578,461

Total stockholders' equity	547,545	559,223

Total Liabilities and Stockholders' Equity	$4,122,391	$4,137,684

Oritani Financial Corp. and Subsidiaries
Consolidated Statements of Income
Three and Six Months Ended December 31, 2017 and 2016
(Unaudited)(In thousands, except share data)

	Three months ended		Six months ended
	December 31,		December 31,
	2017	2016	2017	2016

Interest income:
Loans	$35,891	$33,135	$71,728	$65,108
Dividends on FHLB stock	451	417	936	874
Securities available for sale	457	826	953	1,652
Securities held to maturity	1,145	871	2,244	1,674
Federal funds sold and short term investments	108	2	111	3
Total Interest Income	38,052	35,251	75,972	69,311

Interest expense:
Deposits	7,788	5,964	15,141	11,703
Borrowings	2,656	3,058	5,579	6,079
Total interest expense	10,444	9,022	20,720	17,782

Net interest income before provision for loan losses	27,608	26,229	55,252	51,529

Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	27,608	26,229	55,252	51,529

Other income:
Service charges	196	176	424	358
Real estate operations, net	3	—	3	—
Net income from investments in real estate joint ventures	—	260	—	576
Bank-owned life insurance	630	666	1,276	1,345
Net loss on sale of assets	—	—	(2)	—
Net loss on sale of securities	(324)	—	(324)	—
Other income	73	81	144	162
Total other income	578	1,183	1,521	2,441

Other expenses:
Compensation, payroll taxes and fringe benefits	7,483	8,207	14,039	15,565
Advertising	143	125	285	215
Office occupancy and equipment expense	780	781	1,529	1,581
Data processing service fees	420	559	964	1,103
Federal insurance premiums	300	300	600	750
Real estate owned operations	1	69	2	124
Other expenses	1,041	1,017	2,233	1,988
Total other expenses	10,168	11,058	19,652	21,326

Income before income tax expense	18,018	16,354	37,121	32,644
Income tax expense	14,048	4,978	21,155	10,657
Net income	$3,970	$11,376	$15,966	21,987

Income per basic common share	$0.09	$0.26	$0.36	$0.51
Income per diluted common share	$0.09	$0.26	$0.35	$0.50